EXHIBIT 10.61

Tri-S Security Corporation

December 7, 2004

Mr. Douglas Ball
27026 West Coventry Court
Barrington Illinois 60010

Dear Doug:

        This letter ("Letter Agreement"), when countersigned by you, will set forth the agreement between you and Tri-S Security Corporation, a Georgia corporation formerly known as Diversified Security Corporation ("Tri-S Security"), regarding the subject matter set forth herein. The releases, agreements and covenants set forth in this Letter Agreement are given and made in connection with Tri-S Security preparing for an underwritten initial public offering of its securities (the "Initial Public Offering"). Reference is made to that certain Consulting Agreement between Tri-S Security and you dated March 25, 2002 (the "Consulting Agreement") and that certain Employment Agreement between Tri-S Security and you dated March 25, 2002 (the "Employment Agreement").

        Tri-S Security and you hereby agree, acknowledge and understand that, notwithstanding anything to the contrary set forth in the Employment Agreement or the Consulting Agreement, the Employment Agreement is hereby terminated by the mutual consent of Tri-S Security and you, and neither Tri-S Security nor you shall have any obligations or liabilities whatsoever pursuant to the Employment Agreement or the Consulting Agreement.

        As a material inducement for Tri-S Security to enter into this Letter Agreement, you hereby release, waive, acquit, withdraw, retract and forever discharge any and all claims, causes of action, whether at law or in equity, known or unknown, fixed or contingent, which you may have now or may have hereafter, directly or indirectly, against Tri-S Security, its successors and assigns and any and all of Tri-S Security's past or present subsidiaries, agents, directors and officers, by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to, and including, the date of the execution of this Letter Agreement, arising out of or relating to any of the transactions contemplated by or related to the Employment Agreement or the Consulting Agreement; provided, however, that the foregoing shall in no way affect the rights and obligations of you or Tri-S Security arising under this Letter Agreement.

        Simultaneously with your execution and delivery of this Letter Agreement, you shall also execute and deliver to Tri-S Security that certain Exchange and Recapitalization Agreement dated as of November 15, 2004 among Tri-S Security and the holders of its common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock attached hereto as Exhibit A (the "Exchange and Recapitalization Agreement"). You agree and understand that this Letter Agreement will not be effective and enforceable against Tri-S Security unless and until you have executed and delivered to Tri-S Security the Exchange and Recapitalization Agreement. You also hereby agree to execute and deliver to Tri-S Security promptly upon request by Tri-S Security any other form of Exchange and Recapitalization Agreement or any other agreement or consent which effectuates the reverse split of the securities of Tri-S Security as contemplated by the Registration Statement, as may be amended, filed by Tri-S Security in connection with the Initial Public Offering (the "Registration Statement"); provided, however, that such other agreement or consent shall be the same form of agreement or consent executed by all other holders of Tri-S Security's Series B Convertible Preferred Stock and that the reverse split of securities effected by such other agreement or consent maintains your proportional ownership (on a fully diluted basis) of such securities. Furthermore, you also hereby agree to execute and deliver to Tri-S Security promptly upon request by Tri-S Security the form of Market Stand-Off Agreement or Lock-Up Agreement contemplated by the Registration Statement; provided, however, that such Market Stand-Off Agreement or Lock-Up Agreement shall be the same form of agreement executed by all other holders of Tri-S Security's Series B Convertible Preferred Stock.

        In consideration of the foregoing releases, agreements and covenants made by you, Tri-S Security hereby agrees (i) to pay to you no later than December 15, 2004, the sum of $20,000, (ii) to pay to you no later than January 15, 2005, the additional sum of $40,000, and (iii) to issue to you no later than seven business days after the completion of the Initial Public Offering 15,000 shares of Tri-S Security's restricted common stock; provided, however, that such issuance is subject to Tri-S Security receiving an appropriate subscription agreement executed by you in the form of Exhibit B attached hereto.

        Tri-S Security hereby further agrees to hire you as a consultant pursuant to the following terms and conditions:

    (i)
    Tri-S Security shall hire you as a consultant for a one year term to commence on February 1, 2005 and terminate on February 1, 2006 and, in connection therewith, shall pay you total annual compensation of $36,000 payable at a rate of $3,000 per month on the first day of each month commencing on February 1, 2005; and

    (ii)
    during such term, you shall perform any reasonable consulting services requested by Tri-S Security and reasonably agreeable to you and, in performing any such services, you shall be an independent contractor and shall not be, or be deemed to be, an employee or agent of Tri-S Security and shall have no right or authority to act for or on behalf of the Tri-Security or otherwise to enter into any agreements or make any commitments with third parties binding upon Tri-S Security.

        If the foregoing accurately reflects our agreement, we would appreciate you executing and dating this Letter Agreement in the space below and returning a copy to us by facsimile to (770)                        .

Very truly yours,
TRI-S SECURITY CORPORATION
	By:	/s/ RONALD G. FARRELL Printed Name: Ronald G. Farrell Title: President and Chief Executive Officer
Agreed and Accepted:
/s/ DOUGLAS BALL DOUGLAS BALL

EXHIBIT B

                    , 200

To the Board of Directors of
Tri-S Security Corporation
3700 Mansell Road
Suite 220
Alpharetta, Georgia 30022

Gentlemen:

        In connection with the purchase of 15,000 shares of the common stock, with $0.001 par value (the "Shares"), of Tri-S Security Corporation, a Georgia corporation (the "Corporation"), the undersigned hereby represents and warrants as follows:

        1.     The Shares are being purchased for the undersigned's own account without the participation of any other person with the intent of holding the Shares for investment and without the intent of participating directly or indirectly in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof.

        2.     By virtue of the position of the undersigned with respect to the Corporation, the undersigned has access to all material information with regard to the Corporation.

        3.     The undersigned is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of or income from the Shares but rather upon an independent examination and judgment as to the prospects of the Corporation.

        4.     The Shares were not offered to the undersigned by means of publicly disseminated advertisements or sales literature.

        The undersigned acknowledges that the undersigned must continue to bear the economic risk of the investment in the Shares for an indefinite period and recognizes that the Shares will be (i) sold without registration under any state or federal law relating to the registration of securities for sale, (ii) issued and sold in reliance on the exemption from registration under the Georgia Securities Act of 1973, as amended (the "Act"), provided by O.C.G.A. § 10-5-9(13) and (iii) issued and sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act").

        The undersigned agrees as follows:

        1.     The Shares will not in any event be offered for sale, sold, or transferred to anyone prior to one year after the date acquired and then not other than pursuant to (i) an effective registration under the Act or in a transaction otherwise in compliance with the Act, (ii) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act, and (iii) evidence satisfactory to the Corporation of compliance with the applicable securities laws of any other jurisdiction. The Corporation shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

        2.     The Corporation will be under no obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration. The Corporation is under no obligation to the undersigned to act in any manner so as to make Rule 144 of the Securities and Exchange Commission available with respect to the Shares.

        3.     If it so desires, the Corporation may refuse to permit the transfer of the Shares unless the request for transfer is accompanied by an opinion of counsel acceptable to the Corporation to the effect that neither the sale nor the proposed transfer will result in any violation of the Act, the 1933 Act, or the securities laws of any other jurisdiction.

        4.     A legend indicating that the Shares have not been registered under the Act and the 1933 Act and referring to the restrictions on transferability and sale of the Shares may be placed on the certificate or certificates delivered to the undersigned or any substitute certificate therefor, and any transfer agent of the Corporation may be instructed to require compliance therewith.

        The agreements and representations made by the undersigned herein extend to and apply to all of the Shares. Acceptance by the undersigned of the certificate or certificates representing the Shares shall constitute a confirmation by the undersigned that all agreements and representations made herein shall be true and correct at such time.

Very truly yours,